Exhibit 99.1

CINEMARK HOLDINGS, INC. REPORTS SECOND QUARTER 2026 RESULTS

Generated all-time high quarterly revenue of $1.1 billion with records across all major revenue categories

Delivered Net Income of $141 million, an increase of nearly 50% year-over-year

Achieved our highest quarterly Adjusted EBITDA in Company history of $294 million, with a record second quarter Adjusted EBITDA margin of 27.1%

Plano, TX, July 30, 2026 – Cinemark Holdings, Inc. (NYSE: CNK), one of the largest and most influential theatrical exhibition companies in the world, today reported results for the three and six months ended June 30, 2026.

“We are thrilled to report that Cinemark delivered historic results in the second quarter with all-time quarterly highs in revenue and Adjusted EBITDA, both domestically and internationally. Our achievements reflect the significant progress we’ve made enhancing our consumer offerings, scaling revenue opportunities and further optimizing our business, combined with the impact of solid operating rigor in a robust box office environment.” stated Sean Gamble, Cinemark’s President and Chief Executive Officer. “We commend our sensational team for their outstanding execution, and we applaud our studio partners for delivering such a fulsome and compelling slate of films that meaningfully connected with audiences throughout the quarter.”

Q2 2026 Earnings Highlights

•
Entertained 64 million moviegoers across our global footprint that spans 14 countries.
•
Domestic box office results surpassed North American industry growth by over 200 basis points year-over-year; international admissions outpaced comparable industry benchmarks by 500 basis points year-over-year.
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Sustained our sizable market share gains of more than 150 basis points since the pandemic in both the U.S. and Latin America, representing the most significant gains of all major exhibitors.
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Achieved record-setting results throughout our business:
o
Exceeded $1 billion total revenue milestone for the first time ever with $1.1 billion in total revenue.
o
Generated record-level quarterly admissions revenue of $540 million worldwide.
o
Delivered all-time high quarterly concession revenue of $433 million worldwide.
o
Achieved our highest quarterly Adjusted EBITDA of all-time with $294 million.
o
Reported highest second quarter Adjusted EBITDA margin of 27.1% that trailed our all-time quarterly record set in the first quarter of 2017 by only 10 basis points.
•
Successfully repriced our term loan, reducing interest rate 25 basis points with $1.6 million in annual cash interest savings.
•
Reported Net Income of $139 million, or $1.19 diluted earnings per share, attributable to Cinemark Holdings, Inc.
•
Generated $360 million of cash from operations and $298 million of free cash flow; ended the quarter with a cash balance of $504 million and net leverage ratio of 2.0x.
•
Returned $36 million of capital to shareholders, including $25 million of share repurchases and $11 million of dividends.

Financial Results

Cinemark Holdings, Inc.’s total revenue for the three months ended June 30, 2026 increased 15.5% to $1,086.4 million compared with $940.5 million for the three months ended June 30, 2025. For the three months ended June 30, 2026, admissions revenue was $540.0 million while concession revenue was $433.3 million, with attendance of 63.7 million patrons. Worldwide average ticket price was $8.48 and concession revenue per patron was $6.80.

Net income attributable to Cinemark Holdings, Inc. for the three months ended June 30, 2026 was $139.4 million compared with $93.5 million for the three months ended June 30, 2025. Diluted earnings per share for the three months ended June 30, 2026 was $1.19 compared with $0.63 for the three months ended June 30, 2025.

Adjusted EBITDA for the three months ended June 30, 2026 was $294.0 million compared with $232.2 million for the three months ended June 30, 2025. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Cinemark Holdings, Inc.’s total revenue for the six months ended June 30, 2026 increased 16.8% to $1,729.5 million compared with $1,481.2 million for the six months ended June 30, 2025. For the six months ended June 30, 2026, admissions revenue was $851.4 million while concession revenue was $688.5 million, with attendance of 102.7 million patrons. Worldwide average ticket price was $8.29 and concession revenue per patron was $6.70.

Net income attributable to Cinemark Holdings, Inc. for the six months ended June 30, 2026 was $133.0 million compared with $54.6 million for the six months ended June 30, 2025. Diluted earnings per share for the six months ended June 30, 2026 was $1.13 compared with $0.38 for the six months ended June 30, 2025.

Adjusted EBITDA for the six months ended June 30, 2026 was $382.5 million compared with $268.6 million for the six months ended June 30, 2025. Reconciliations of non-GAAP financial measures are provided in the financial schedules accompanying this press release and at https://ir.cinemark.com.

Prepared Earnings Remarks and Conference Call Information

In conjunction with this release, Cinemark will post an earnings executive commentary at https://ir.cinemark.com and will host a live webcast today at 8:30 am ET.

To access the webcast go to https://event.choruscall.com/mediaframe/webcast.html?webcastid=PQdrLCpN. A replay will be available following the call and archived for a limited time.

About Cinemark Holdings, Inc.

Cinemark Holdings, Inc. (NYSE: CNK) provides extraordinary out-of-home entertainment experiences as one of the largest and most influential theatrical exhibition companies in the world. Based in Plano, Texas, Cinemark makes every day cinematic for moviegoers across nearly 500 theaters and more than 5,500 screens, operating in 42 states in the U.S. (301 theaters; 4,219 screens) and 13 South and Central American countries (194 theaters; 1,401 screens). Cinemark offers guests superior sight and sound technology, including Barco laser projection and Cinemark XD, the world’s No. 1 exhibitor-branded premium large format; industry-leading penetration of upscale amenities such as expanded food and beverage offerings, Luxury Lounger recliners and D-BOX motion seats; top-notch guest service; and award-winning loyalty programs such as Cinemark Movie Club. All of this creates an immersive environment for a shared, entertaining escape, underscoring that there is no place more cinematic than Cinemark. For more information go to https://ir.cinemark.com.

Investor Relations Contact:

Chanda Brashears – 972-665-1671 or cbrashears@cinemark.com

Media Contact:

Julia McCartha – 972-665-1322 or pr@cinemark.com

Forward-looking Statements

This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on information currently available as well as management’s assumptions and beliefs today. These statements are subject to numerous risks and uncertainties that could cause actual results to differ materially from the results expressed or implied by the statements, and investors should not place undue reliance on them. Risks and uncertainties that could cause actual results to differ materially from such statements include:

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future revenue, expenses and profitability;
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currency exchange rate and inflationary impacts;
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general economic conditions in the United States and internationally;
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the future development and expected growth of our business;
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projected capital expenditures;
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access to capital resources;
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attendance at movies generally or in any of the markets in which we operate;
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the number and diversity of popular movies released, the length of exclusive theatrical release windows, and our ability to successfully license and exhibit popular films;
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national and international growth in our industry;
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competition from other exhibitors, alternative forms of entertainment and content delivery via streaming and other formats;
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changes in legislation, government regulations or policies that affect our operations;
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determinations in lawsuits in which we are a party; and
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extraordinary events beyond our control, such as conflicts, wars, natural disasters, public health crises, labor strikes, or terrorist acts.

You can identify forward-looking statements by the use of words such as “may,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future” and “intends” and similar expressions which are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict. Such risks and uncertainties could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. In evaluating forward-looking statements, you should carefully consider the risks and uncertainties described in the “Risk Factors” section or other sections in the Company's Annual Report on Form 10-K filed February 18, 2026. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements and risk factors. Forward-looking statements contained in this press release reflect our view only as of the date of this press release. We undertake no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Cinemark Holdings, Inc.

Financial and Operating Summary

(unaudited, in millions, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Statement of income data:
Revenue
Admissions	$540.0	$467.1	$851.4	$731.2
Concession	433.3	377.7	688.5	588.1
Other	113.1	95.7	189.6	161.9
Total revenue	$1,086.4	$940.5	$1,729.5	$1,481.2
Cost of operations
Film rentals and advertising	311.9	270.8	481.6	412.2
Concession supplies	82.0	73.1	130.5	117.4
Salaries and wages	116.6	109.4	211.0	199.7
Facility lease expense	89.0	82.9	169.9	161.2
Utilities and other	136.7	124.7	251.4	230.4
General and administrative expenses	62.8	54.1	118.9	108.6
Depreciation and amortization	51.6	49.4	103.2	98.9
Impairment of long-lived and other assets	—	1.6	—	1.6
Loss (gain) on disposal of assets and other	2.8	1.0	6.5	(3.1)
Total cost of operations	853.4	767.0	1,473.0	1,326.9
Operating income	233.0	173.5	256.5	154.3
Other income (expense)
Interest expense	(31.3)	(39.4)	(66.0)	(77.9)
Loss on debt amendments and extinguishments	(2.8)	(1.5)	(2.8)	(1.5)
Other income, net	4.3	4.6	5.7	9.0
Income before income taxes	203.2	137.2	193.4	83.9
Income tax expense	62.4	42.5	58.4	27.8
Net income	$140.8	$94.7	$135.0	$56.1
Less: Net income attributable to noncontrolling interests	1.4	1.2	2.0	1.5
Net income attributable to Cinemark Holdings, Inc.	$139.4	$93.5	$133.0	$54.6
Net income per share attributable to Cinemark Holdings, Inc.'s common stockholders
Basic	$1.20	$0.81	$1.14	$0.46
Diluted	$1.19	$0.63	$1.13	$0.38
Weighted average shares outstanding
Basic	115.2	113.5	115.0	116.4
Diluted	116.4	149.1	116.6	155.0

Other Operating Data

(unaudited, in millions)

	As of
	June 30, 2026	December 31, 2025
Balance sheet data:
Cash and cash equivalents	$504.3	$344.3
Theater properties and equipment, net	$1,169.2	$1,175.8
Total assets	$4,553.6	$4,433.9
Total long-term debt, net of unamortized debt issuance costs and original issue discount	$1,876.8	$1,875.6
Total equity	$505.1	$413.8

	Six Months Ended June 30,
	2026	2025
Cash flows provided by (used for):
Operating activities (1)	$339.7	$156.8
Investing activities	$(99.1)	$(45.2)
Financing activities	$(80.7)	$(246.3)
(1)
We define free cash flow as cash flows provided by operating activities less capital expenditures. A reconciliation of cash flows provided by operating activities to free cash flow is provided below:

	Six Months Ended June 30,
	2026	2025
Reconciliation of free cash flow:
Cash flows provided by operating activities	$339.7	$156.8
Less: capital expenditures	99.3	52.2
Free cash flow	$240.4	$104.6

Segment Information

(unaudited, in millions, except per patron data)

	U.S. Reportable Segment		International Reportable Segment			Consolidated
	Three Months Ended June 30,		Three Months Ended June 30,			Three Months Ended June 30,
Revenue and Attendance	2026	2025	2026	2025	Constant Currency (1) 2026	2026	2025
Admissions revenue	$434.4	$383.4	$105.6	$83.7	$102.9	$540.0	$467.1
Concession revenue	348.9	307.6	84.4	70.1	81.7	433.3	377.7
Other revenue	76.7	68.3	36.4	27.4	35.5	113.1	95.7
Total revenue	$860.0	$759.3	$226.4	$181.2	$220.1	$1,086.4	$940.5
Attendance	40.1	36.9	23.6	21.0		63.7	57.9
Average ticket price	$10.83	$10.39	$4.47	$3.99	$4.36	$8.48	$8.07
Concession revenue per patron	$8.70	$8.34	$3.58	$3.34	$3.46	$6.80	$6.52
Cost of Operations
Film rentals and advertising	$258.4	$227.7	$53.5	$43.1	$52.2	$311.9	$270.8
Concession supplies	$62.6	$57.0	$19.4	$16.1	$18.7	$82.0	$73.1
Salaries and wages	$95.0	$90.9	$21.6	$18.5	$21.1	$116.6	$109.4
Facility lease expense	$63.5	$62.2	$25.5	$20.7	$24.4	$89.0	$82.9
Utilities and other	$104.5	$97.7	$32.2	$27.0	$31.4	$136.7	$124.7

	U.S. Reportable Segment		International Reportable Segment			Consolidated
	Six Months Ended June 30,		Six Months Ended June 30,			Six Months Ended June 30,
Revenue and Attendance	2026	2025	2026	2025	Constant Currency (1) 2026	2026	2025
Admissions revenue	$688.2	$591.0	$163.2	$140.2	$160.2	$851.4	$731.2
Concession revenue	555.7	472.0	132.8	116.1	129.4	688.5	588.1
Other revenue	130.8	113.4	58.8	48.5	58.2	189.6	161.9
Total revenue	$1,374.7	$1,176.4	$354.8	$304.8	$347.8	$1,729.5	$1,481.2
Attendance	64.2	57.5	38.5	37.0		102.7	94.5
Average ticket price	$10.72	$10.28	$4.24	$3.79	$4.16	$8.29	$7.74
Concession revenue per patron	$8.66	$8.21	$3.45	$3.14	$3.36	$6.70	$6.22
Cost of Operations
Film rentals and advertising	$399.3	$340.9	$82.3	$71.3	$81.0	$481.6	$412.2
Concession supplies	$100.4	$90.8	$30.1	$26.6	$29.2	$130.5	$117.4
Salaries and wages	$172.2	$165.5	$38.8	$34.2	$38.2	$211.0	$199.7
Facility lease expense	$125.8	$122.4	$44.1	$38.8	$42.3	$169.9	$161.2
Utilities and other	$193.3	$179.5	$58.1	$50.9	$57.2	$251.4	$230.4

(1) Constant currency amounts, which are non-GAAP measurements, were calculated using the average exchange rate for the corresponding month for 2025. We translate the results of our international reportable segment from local currencies into U.S. dollars using currency rates in effect at different points in time in accordance with U.S. GAAP. Significant changes in foreign currency exchange rates from one period to the next can result in meaningful variations in reported results. We are providing constant currency amounts for our international reportable segment to present a period-to-period comparison of business performance that excludes the impact of foreign currency fluctuations.

Other Segment Information

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Adjusted EBITDA (1)
U.S.	$234.0	$188.1	$308.7	$208.1
International	60.0	44.1	73.8	60.5
Total Adjusted EBITDA (1)	$294.0	$232.2	$382.5	$268.6

Capital expenditures
U.S.	$48.7	$25.0	$77.6	$41.9
International	12.9	5.1	21.7	10.3
Total capital expenditures	$61.6	$30.1	$99.3	$52.2
(1)
Adjusted EBITDA represents net income before income taxes, depreciation and amortization expense and other items, as calculated below. Adjusted EBITDA is a non-GAAP financial measure commonly used in our industry and should not be construed as an alternative to net income as an indicator of operating performance or as an alternative to cash flow provided by operating activities as a measure of liquidity (as determined in accordance with GAAP). Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies. We have included Adjusted EBITDA because we believe it provides management and investors with additional information to measure our performance and liquidity, estimate our value and evaluate our ability to service debt. In addition, we use Adjusted EBITDA for incentive compensation purposes. A reconciliation of net income to Adjusted EBITDA is provided below.

Reconciliation of Adjusted EBITDA

(unaudited, in millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income	$140.8	$94.7	$135.0	$56.1
Add (deduct):
Income tax expense	62.4	42.5	58.4	27.8
Interest expense (1)	31.3	39.4	66.0	77.9
Other income, net	(4.3)	(4.6)	(5.7)	(9.0)
Cash distributions from equity investees (2)	0.4	1.9	4.3	6.7
Depreciation and amortization	51.6	49.4	103.2	98.9
Impairment of long-lived and other assets	—	1.6	—	1.6
Gain on disposal of assets and other	2.8	1.0	6.5	(3.1)
Loss on debt amendments and extinguishments	2.8	1.5	2.8	1.5
Non-cash rent expense	(2.7)	(2.8)	(5.6)	(5.6)
Share-based awards compensation expense (3)	8.9	7.6	17.6	15.8
Adjusted EBITDA	$294.0	$232.2	$382.5	$268.6
(1)
Includes amortization of debt issuance costs, amortization of original issue discount and amortization of accumulated losses for amended swap agreements.
(2)
Reflects cash distributions received from equity investees that were recorded as a reduction of the respective investment balances. These distributions are reported entirely within the U.S. reportable segment.
(3)
Non-cash expense included in general and administrative expenses.